Exhibit No. 32.1

                          CERTIFICATION OF CEO AND CFO
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the annual report of Breakwater Resources Ltd. (the "Company") filed under cover of Form 40-F for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), George E. Pirie, as President and Chief Executive Officer of the Company and David C. Langille, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C., s.1350, as adopted pursuant to s.906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


/s/ George E. Pirie
-----------------------
George E. Pirie
President and Chief Executive Officer

Date:   March 30, 2007


/s/ David C. Langille
------------------------
David C. Langille
Chief Financial Officer

Date:  March 30, 2007



This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.